CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-263060 on Form N-2 of our report dated June 2, 2022, relating to the financial statement of Opportunistic Credit Interval Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 3, 2022